EXCERPT FROM THE MINUTES OF A MEETING OF THE BOARD OF DIRECTORS OF EQUITABLE RESOURCES, INC. HELD MAY 21, 1993

                                                                     EXHIBIT 4.4

     RESOLVED, That this Board hereby authorizes and approves a financing program involving the issue and sale from time to time by the Company of debt securities (including convertible debt securities) to be issued under the Indenture dated as of April 1, 1983 (the "Indenture"), as supplemented, between the Company and Bankers Trust Company, as Trustee, and equity securities (including common stock, preferred stock and convertible preferred stock); the debt securities and the equity securities hereinafter to be called individually and in the aggregate the "Securities"; the aggregate principal amount of the Securities not to exceed $200,000,000;

     RESOLVED FURTHER, That the President and the Vice President and Treasurer and other proper officers of the Company be, and hereby they are, authorized, empowered and directed for and on behalf of the Company to cause a Registration Statement on Form S-3 pertaining to the issuance and sale of the Securities, in such form as such officers may approve, their approval to be evidenced conclusively by their execution of the same, to be executed and filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended;

     RESOLVED FURTHER, That Robert E. Daley, Vice President and Treasurer of the Company, be, and hereby he is, designated to act on behalf of the Company as its agent for service in respect of matters concerning such Registration Statement, with the powers enumerated in Rule 478 of the Rules and Regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended;

     RESOLVED FURTHER, That the proper officers of the Company be, and hereby they are, authorized, empowered and directed for and on behalf of the Company to prepare or cause to be prepared and executed under the corporate seal of the Company if necessary or advisable, and to cause to be filed at any time and from time to time, any and all amendments to said Registration Statement, including post-effective amendments, and other documents to be filed with the Securities and Exchange Commission as they may deem necessary or advisable, such amendments and other documents to be in such form as the officers executing the same may approve, their approval to be evidenced conclusively by such execution, and to take any and all further action and to file such prospectus and any supplements thereto and other documents with the Securities and Exchange Commission as they may deem necessary or advisable, in order to make such filing effective and to effectuate the issuance and sale from time to time of Securities; and the execution by such officers of any such paper or document or the doing by any of them of any acts in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the papers and documents so executed and the actions so taken;

     RESOLVED FURTHER, That the proper officers of the Company be, and hereby they are, authorized, empowered and directed to execute and file on behalf of the Company Securities Certificates with the Pennsylvania Public Utility Commission and Applications for Authority to Issue and Sell Securities with the Kentucky Public Service Commission, relating to the Securities, and to execute and file with the Pennsylvania Public Utility Commission and the Kentucky Public Service Commission and all other regulatory authorities such amendments or additional applications, agreements and other documents, or amendments to the same, and to take any and all such further actions, as such officers may deem necessary or advisable in

                                     2.

order to make all filings with all such regulatory authorities effective and to authorize the issuance and sale of the Securities;

     RESOLVED FURTHER, That the Ad Hoc Finance Committee consisting of Merle E. Gilliand, E. Lawrence Keyes, Jr., Malcolm M. Prine and Donald I. Moritz, with two members thereof constituting a quorum, shall be, and hereby it is, authorized and empowered, in the name, place and stead of the Board of Directors of the Company, to authorize at any time or times deemed appropriate one or more issues and sales of Securities by the Company and, in connection with any such issue, to determine, approve or appoint, as the case may be (i) the titles of the Securities; (ii) the aggregate principal amount and denominations; (iii) the maturity or maturities; (iv) the price to be received by the Company in any public or private offering of the Securities (which may be at a discount from the principal amount of any such Securities at their maturity); (v) the rate or rates at which the Securities will bear interest, if any, and the date from which such interest will accrue; (vi) the rate or rates at which the Securities will pay dividends, if any, and the date or dates on which such dividends will be payable; (vii) the terms upon which Securities may be convertible into other Securities of the Company; (viii) any mandatory or optional sinking fund or analogous provisions; (ix) the date, if any, after which, and the price or prices at which, any Securities may be redeemed at the option of the Company;
(x) if applicable, the terms and conditions upon which any Securities may be payable prior to final maturity at the option of the holder thereof or otherwise; (xi) if applicable, the terms and conditions upon which the entire indebtedness on any series of the Securities may be discharged by the deposit of cash and/or certain government obligations with the Trustee for the holders of the Securities; (xii) the restrictive covenants, if any, to be imposed upon the Company relating

                                     3.

to any Securities; (xiii) any authenticating or paying agents, transfer agents or registrars (collectively, the "Fiduciaries"); (xiv) the terms and conditions of the issuance and sale of the Securities, including the price at which any Securities may be sold by the Company and the plans for distribution of the Securities, and the compensation to be paid any underwriters or agents for sale in connection with such distribution; (xv) if applicable, the specific portions of the Company's existing indebtedness to be refinanced from the proceeds of any sale of the Securities; and (xvi) such other terms, conditions and provisions as the Finance Committee shall deem appropriate;

     RESOLVED, That, in addition to those powers granted to the Ad Hoc Finance Committee of the Board of Directors of this Company, the Committee is hereby authorized and empowered to appoint Robert E. Daley as agent to act in its name, place and stead to determine the terms of the Securities to be issued by the Company and the terms of their sale, subject to any conditions set by the Finance Committee.

     RESOLVED FURTHER, That the proper officers of the Company be, and hereby they are, authorized and directed to take any and all actions which they may deem necessary or advisable to effect the issuance of one or more series of Securities under the Indenture and otherwise carry out the terms and provisions of the Indenture;

     RESOLVED FURTHER, That the proper officers of the Company be, and hereby each of them is, authorized, in the name and on behalf of the Company, to execute and deliver such other agreements, documents, certificates and instruments as may be required by any Fiduciary in connection with the Indenture or as may be necessary or appropriate in connection with the issuance and sale of the Securities;

                                     4.

     RESOLVED FURTHER, That any Fiduciary be, and hereby it is, authorized to rely and act upon, and shall be fully protected in so relying and acting upon, any instructions received by it and signed by any officer of the Company or by counsel for the Company, and to rely and act upon, and shall be fully protected in so relying and acting upon, any Debenture, assignment, power of attorney, certificate, order, instruction, notice or other instrument or paper believed by it to be genuine and duly authorized and properly executed, that the Company may reimburse any such Fiduciary for all expenses incurred by it in the performance of its duties; that the Company may indemnify and hold harmless each Fiduciary from and against any and all claims, suits, damages, losses, expenses (including reasonable counsel fees) and liabilities which may be incurred by it or to which it may be subjected by reason of, or in connection with, its appointment and duties excepting only such as shall result from its own negligence or bad faith; and that the proper officers of the Company be, and each of them hereby is, authorized, in the name and on behalf of the Company, to execute and deliver a written order to the appropriate Fiduciary directing such Fiduciary that the Securities have been properly executed by the Company and to authenticate them in such principal amount as shall have been determined by the Finance Committee, to deliver such Securities to, or upon the order of the Company, and thereafter to authenticate and deliver such other Securities as may be necessary upon registration or transfer of, in exchange for, or in lieu of, any outstanding Securities, all in accordance with the terms of the Indenture; when appropriate;

     RESOLVED FURTHER, That the President and the Secretary of the Company be, and hereby each of them is, authorized, empowered and directed to execute, by manual or facsimile signature, the Securities in the aggregate principal amount to be determined, when

                                     5.

appropriate, as provided in the Indenture and in definitive registered form, and to execute, by manual or facsimile signature, from time to time such additional Securities as may be necessary to effect transfers of the Securities and exchanges of the Securities for Securities of other denominations, and the President or any Vice President or the Treasurer or any Assistant Treasurer of the Company be, and hereby each of them is, authorized, empowered and directed to deliver from time to time the Securities, executed in the manner and in the principal amount as aforesaid, to the Trustee for authentication and delivery upon the written order of the Company signed by such officer, all as provided in the Indenture and further authorized by the Finance Committee,

     RESOLVED FURTHER, That the Finance Committee shall be, and hereby it is, authorized and empowered to select underwriters, purchasers or agents for sale of the Securities and to approve forms of underwriting agreements, purchase agreements or agency agreements relating to the sale and distribution of the Securities and providing for the terms and conditions of sales of series of Securities, and the proper officers of the Company be, and hereby they are, authorized, empowered and directed, on behalf of the Company and under its corporate seal if necessary or advisable, to execute and deliver from time to time one or more such agreements in such form as the Finance Committee or the officers executing the same may approve, such approval to be evidenced conclusively by the execution thereof;

     RESOLVED FURTHER, That the proper officers of the Company be, and hereby they are, authorized, in the name and on behalf of the Company and under its corporate seal if necessary or advisable, to make application to such securities exchange as the Finance Committee shall deem necessary or appropriate for the listing thereon of Securities and that each

                                     6.

such officer, or such other person as such officer may designate in writing, is authorized to appear before any official or officials or before any body of any such exchange, and to execute and deliver any and all papers and agreements, specifically including, without limitation, indemnity agreements for the benefit of any such exchange relating to the use of facsimile signatures, and to do any and all things which may be necessary to effect such listing and to do any and all things which otherwise may be necessary to effect registration of the Securities under Section 12 of the Securities Exchange Act of 1934, as amended;

     RESOLVED FURTHER, That the proper officers of the Company be, and hereby they are, authorized, empowered and directed to make applications in such states as they shall deem necessary or advisable to qualify or register (or obtain an exemption from qualification or registration) for offer or sale of all or such part of the Securities, and to license the Company as a broker or dealer and to take on behalf of the Company any and all actions, as they may deem necessary or advisable in order to comply with the Blue Sky or securities laws of any state of the United States of America and in connection therewith to execute and file requisite papers and documents, including but not limited to applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process, and to take any and all further action which they may deem necessary or advisable in order to maintain any such registration or qualification (or exemption) for so long as they deem necessary or as required by law or by any underwriters of the Securities, and the execution by such officers of any such paper or document or the doing by them of any action in connection with the foregoing matters shall conclusively establish their authority from the Company for the papers and documents so executed and the action so taken;

                                     7.

     RESOLVED FURTHER, That if in any state in which action is taken to qualify or register any Securities or to license the Company as a broker or dealer a prescribed form of resolution or resolutions relating to such licensing, qualification or registration, or to any application, report, surety bond, appointment or other instrument in connection therewith, is required, each such resolution shall be deemed to have been, and hereby is, adopted by this Board of Directors, and the Secretary or any Assistant Secretary of the Company is hereby authorized, empowered and directed to certify the adoption of any such resolution as though the same were presented at this meeting and adopted hereby, all such resolutions to be inserted in the minute book of the Company as part of the minutes of the Company;

     RESOLVED FURTHER, That the proper officers of the Company be, and hereby they are, authorized, empowered and directed to take any and all such further action for and on behalf of the Company and to execute, for and on behalf of the Company and under its corporate seal if necessary or advisable, and to deliver any and all agreements, certificates, applications or other instruments as the Finance Committee or such officers may deem necessary or advisable in order to effect and confirm the authorization, issuance and sale of the Securities and to implement the foregoing resolutions and the transactions contemplated thereby; and

     RESOLVED FURTHER, That whenever used in the foregoing resolutions, the term "proper officers" shall mean the President or any Vice President of the Company.

                                     8.

        EXCERPT FROM THE MINUTES OF A MEETING OF THE BOARD OF DIRECTORS
               OF EQUITABLE RESOURCES, INC. HELD MARCH 18, 1994
        ---------------------------------------------------------------



          RESOLVED, That this Board hereby authorizes and approves a financing program involving the issue and sale from time to time by the Company of up to $100 million aggregate principal amount of debt securities to be issued under the Indenture dated as of April 1, 1983 (the "Indenture"), as supplemented, between the Company and Bankers Trust Company, as Trustee.

          RESOLVED FURTHER, That the President and the Vice President and Treasurer and other proper officers of the Company be, and hereby they are, authorized, empowered and directed for and on behalf of the Company to cause a Registration Statement on Form S-3 pertaining to the issuance and sale of the debt securities, in such form as such officers may approve, their approval to be evidenced conclusively by their execution of the same, to be executed and filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

          RESOLVED FURTHER, That Robert E. Daley, Vice President and Treasurer of the Company, be, and hereby he is, designated to act on behalf of the Company as its agent for service in respect of matters concerning such Registration Statement, with the powers enumerated in Rule 478 of the Rules and Regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

          RESOLVED FURTHER, That the proper officers of the Company be, and hereby they are, authorized, empowered and directed for and on behalf of the Company to prepare or cause to be prepared and executed under the corporate seal of the Company if necessary or advisable, and to cause to be filed at any time and from time to time, any and all amendments to said Registration Statement, including post-effective amendments, and other documents to be filed with the Securities and Exchange Commission as they may deem necessary or advisable, such amendments and other documents to be in such form as the officers executing the same may approve, their approval to be evidenced conclusively by such execution, and to take any and all further action and to file such prospectus and any supplements thereto and other documents with the Securities and Exchange Commission as they may deem necessary or advisable, in order to make such filing effective and to effectuate the issuance and sale from time to time of debt securities; and the execution by such officers of any such paper or document or the doing by any of them of any acts in connection with the foregoing matters shall conclusively establish their authority therefor from the Company and the approval and ratification by the Company of the papers and documents so executed and the actions so taken.

          RESOLVED FURTHER, That the proper officers of the Company be, and hereby they are, authorized, empowered and directed to execute and file on behalf of the Company an application for extension of a Securities Certificate previously filed with the Pennsylvania Public Utility Commission relating to the debt securities, and to execute and file with the Pennsylvania Public Utility Commission and the Kentucky Public Service Commission and all other regulatory authorities such amendments or additional applications, agreements and other documents, or amendments to the same, and to take any and all such further actions, as such officers may deem necessary or advisable in order to make all filings with all such regulatory authorities effective and to authorize the issuance and sale of the debt securities.

          RESOLVED FURTHER, That this Board does hereby establish an Ad Hoc Finance Committee of the Board, said Committee to consist of the following members: Merle E. Gilliand, E. Lawrence Keyes, Jr., Malcolm M. Prine and Donald
I. Moritz, with two members thereof constituting a quorum.

          RESOLVED FURTHER, That the Ad Hoc Finance Committee shall be, and hereby it is, authorized and empowered, in the name, place and stead of the Board of Directors of the Company, to authorize at any time or times deemed appropriate one or more issues and sales of debt securities by the Company and, in connection with any such issue, to determine, approve or appoint, as the case may be (i) the titles of the debt securities; (ii) the aggregate principal amount and denominations; (iii) the maturity or maturities; (iv) the price to be received by the Company in any public or private offering of the debt securities (which may be at a discount from the principal amount of any such debt securities at their maturity); (v) the rate or rates at which the debt securities will bear interest, if any, and the date from which such interest will accrue; (vi) any mandatory or optional sinking fund or analogous provisions; (vii) the date, if any, after which, and the price or prices at which, any debt securities may be redeemed at the option of the Company; (viii) if applicable, the terms and conditions upon which any debt securities may be payable prior to final maturity at the option of the holder thereof or otherwise; (ix) if applicable, the terms and conditions upon which the entire indebtedness on any series of the debt securities may be discharged by the deposit of cash and/or certain government obligations with the Trustee for the holders of the debt securities; (x) the restrictive covenants, if any, to be imposed upon the Company relating to any debt securities; (xi) any authenticating or paying agents, transfer agents or registrars (collectively, the "Fiduciaries"); (xii) the terms and conditions of the issuance and sale of the debt securities, including the price at which any debt securities may be sold by the Company and the plans for distribution of the debt securities, and the compensation to be paid any underwriters or agents for sale in connection with such distribution; (xiii) if applicable, the specific portions of the Company's existing indebtedness to be refinanced from the proceeds of any sale of the debt securities; and (xiv) such other terms, conditions and provisions as the Finance Committee shall deem appropriate.

          RESOLVED FURTHER, That, in addition to those powers granted to the Ad Hoc Finance Committee of the Board of Directors of this Company, the Committee is hereby authorized and empowered to appoint Robert E. Daley as agent to act in its name, place and stead to determine the terms of the debt securities to be issued by the Company and the terms of their sale, subject to any conditions set by the Finance Committee.

          RESOLVED FURTHER, That the proper officers of the Company be, and hereby they are, authorized and directed to take any and all actions which they may deem necessary or advisable to effect the issuance of one or more series of debt securities under the Indenture and otherwise carry out the terms and provisions of the Indenture.

          RESOLVED FURTHER, That the proper officers of the Company be, and hereby each of them is, authorized, in the name and on behalf of the Company, to execute and deliver such other agreements, documents, certificates and instruments as may be required by any Fiduciary in connection with the Indenture or as may be necessary or appropriate in connection with the issuance and sale of the debt securities.

          RESOLVED FURTHER, That any Fiduciary be, and hereby it is, authorized to rely and act upon, and shall be fully protected in so relying and acting upon, any instructions received by it and signed by any officer of the Company or by counsel for the Company, and to rely and act upon, and shall be fully protected in so relying and acting upon, any Debenture, assignment, power of attorney, certificate, order, instruction, notice or other instrument or paper believed by it to be genuine and duly authorized and properly executed; that the Company may reimburse any such Fiduciary for all expenses incurred by it in the performance of its duties; that the Company may indemnify and hold harmless each Fiduciary from and against any and all claims, suits, damages, losses, expenses (including reasonable counsel fees) and liabilities which may be incurred by it or to which it may be subjected by reason of, or in connection with, its appointment and duties excepting only such as shall result from its own negligence or bad faith; and that the proper officers of the Company be, and each of them hereby is, authorized, in the name and on behalf of the Company, to execute and deliver a written order to the appropriate Fiduciary directing such Fiduciary when debt securities have been properly executed by the Company to authenticate them in such principal amount as shall have been determined by the Finance Committee, to deliver such debt securities to, or upon the order of the Company, and thereafter to authenticate and deliver such other debt securities as may be necessary upon registration or transfer of, in exchange for, or in lieu of, any outstanding debt securities, all in accordance with the terms of the Indenture.

          RESOLVED FURTHER, That the President and the Secretary of the Company be, and hereby each of them is, authorized, empowered and directed to execute, by manual or facsimile signature, the debt securities in the aggregate principal amount to be determined as provided in the Indenture and in definitive registered form, and to execute, by manual or facsimile signature, from time to time such additional debt securities as may be necessary to effect transfers of the debt securities and exchanges of the debt securities for debt securities of other denominations, and the President or any Vice President or the Treasurer or any Assistant Treasurer of the Company be, and hereby each of them is, authorized, empowered and directed to deliver from time to time the debt securities, executed in the manner and in the principal amount as aforesaid, to the Trustee for authentication and delivery upon the written order of the Company signed by such officer, all as provided in the Indenture and further authorized by the Finance Committee.

          RESOLVED FURTHER, That the proper officers of the Company shall be, and hereby they are, authorized and empowered to select underwriters, purchasers or agents for sale of the debt securities and to approve forms of underwriting agreements, purchase agreements or agency agreements relating to the sale and distribution of the debt securities and providing for the terms and conditions of sales of series of debt securities, subject to the ratification of the Finance Committee and the proper officers of the Company be, and hereby they are, authorized, empowered and directed, on behalf of the Company and under its corporate seal if necessary or advisable, to execute and deliver from time to time one or more such agreements in such form as the Finance Committee or the officers executing the same may approve, such approval to be evidenced conclusively by the execution thereof.

          RESOLVED FURTHER, That the proper officers of the Company be, and hereby they are, authorized, in the name and on behalf of the Company and under its corporate seal if necessary or advisable, to make application to such securities exchange as the Finance Committee shall deem necessary or appropriate for the listing thereon of debt securities and that each such officer is author-ized to appear before any official or officials or before any body of any such exchange, and to execute and deliver any and all papers and agreements, specifically including, without limitation, indemnity agreements for the benefit of any such exchange relating to the use of facsimile signatures, and to do any and all things which may be necessary to effect such listing and to do any and all things which otherwise may be necessary to effect registration of the debt securities under Section 12 of the Securities Exchange Act of 1934, as amended.

          RESOLVED FURTHER, That the proper officers of the Company be, and hereby they are, authorized, empowered and directed to make applications in such states as they shall deem necessary or advisable to qualify or register (or obtain an exemption from qualification or registration) for offer or sale of all or such part of the debt securities, and to license the Company as a broker or dealer and to take on behalf of the Company any and all actions, as they may deem necessary or advisable in order to comply with the Blue Sky or securities laws of any state of the United States of

America and in connection therewith to execute and file requisite papers and documents, including but not limited to applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process, and to take any and all further action which they may deem necessary or advisable in order to maintain any such registration or qualification (or exemption) for so long as they deem necessary or as required by law or by any underwriters of the debt securities, and the execution by such officers of any such paper or document or the doing by them of any action in connection with the foregoing matters shall conclusively establish their authority from the Company for the papers and documents so executed and the action so taken.

          RESOLVED FURTHER, That if in any state in which action is taken to qualify or register any debt securities or to license the Company as a broker or dealer a prescribed form of resolution or resolutions relating to such licensing, qualification or registration, or to any application, report, surety bond, appointment or other instrument in connection therewith, is required, each such resolution shall be deemed to have been, and hereby is, adopted by this Board of Directors, and the Secretary or any Assistant Secretary of the Company is hereby authorized, empowered and directed to certify the adoption of any such resolution as though the same were presented at this meeting and adopted hereby, all such resolutions to be inserted in the minute book of the Company as part of the minutes of the Company.

          RESOLVED FURTHER, That the proper officers of the Company be, and hereby they are, authorized, empowered and directed to take any and all such further action for and on behalf of the Company and to execute, for and on behalf of the Company and under its corporate seal if necessary or advisable, and to deliver any and all agreements, certificates, applications or other instruments as the Finance Committee or such officers may deem necessary or advisable in order to effect and confirm the authorization, issuance and sale of the debt securities and to implement the foregoing resolutions and the transactions contemplated thereby.

          RESOLVED FURTHER, That whenever used in the foregoing resolutions, the term "proper officers" shall mean the President or any Vice President of the Company.

                           EQUITABLE RESOURCES, INC.

                                BOARD RESOLUTION

                  Resolution of the Ad Hoc Finance Committee,
                          a duly authorized Committee
                      appointed by the Board of Directors,
                   Establishing Certain Terms and Provisions
                   of an Additional Series of Debt Securities
                        to be Issued under the Indenture
                     dated as of April 1, 1983, as amended,
                 to Bankers Trust Company, as Successor Trustee
                 ----------------------------------------------

     RESOLVED, that, in accordance with Section 301 of the Indenture dated as of April 1, 1983 (the "Original Indenture") from Equitable Resources, Inc. (the "Company") to Bankers Trust Company, as trustee (the "Trustee"), as amended by the 1991 Supplemental Indenture dated as of March 15, 1991 (the Original Indenture as so amended, the "Indenture"), and as authorized by those certain resolutions of the Board of Directors of the Company dated May 21, 1994, there is hereby established for authentication and delivery by the Trustee an additional series of Securities of the Company (such series being referred to herein as the "Notes") to be issued from time to time under the Indenture, having the following terms and provisions in addition to the terms and provisions established by the Indenture, and to be in substantially the form annexed to this Board Resolution:

     1.  Title.  The title of the Notes shall be "Medium-Term Notes, Series C".
         -----

     2.  Principal Amount.  The aggregate principal amount of Notes which may be
         ----------------
authenticated and delivered (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 304, 305, 306, 906 or 1107 of the Indenture) shall be limited to $100,000,000. Notes may be issued at any time or from time to time in such principal amounts as shall be specified in one or more Addenda hereto (individually an "Addendum" and collectively "Addenda") which may be executed at any time or from time to time by the President, the Executive Vice President or the Vice President and Treasurer of the Company. Each Addendum shall be in substantially the form annexed to this Board Resolution and shall be deemed to have been, and hereby is, adopted by this Committee, and may be certified by the Secretary or Assistant Secretary of the Company as a part of this Board Resolution. For purposes of each issue of Notes established pursuant to any Addendum, all references in Sections 304, 305, 306, 906 and 1107 of the Indenture to the Securities of any "series" shall be deemed to be references solely to the issue of Notes so established.

     3.  Maturity.  The principal of the Notes shall be payable on such date as
         --------
shall be nine months to 40 years from the date of issue, as shall be specified in any applicable Addendum.

     4.1.  Interest Rate.  The Notes shall bear interest at such fixed rate per
           -------------
annum as shall be specified in any applicable Addendum, in each case until the principal thereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the same rate per annum on any overdue principal and premium and on any overdue installment of interest.

     4.2.  Interest Accrual.  Interest on the Notes shall accrue from the date
           ----------------
of the original issue of such Notes or from the most recent Interest Payment Date (as specified in Section 4.3 below) to which interest has been paid or duly provided for.

     4.3.  Interest Payment Dates.  Unless otherwise specified in any applicable
           ----------------------
Addendum, the Interest Payment Dates on which interest on the Notes shall be paid or duly provided for shall be semiannually on July 15 and January 15 in each year, commencing on such date as shall be specified in any applicable Addendum.

     4.4.  Regular Record Dates.  Unless otherwise specified in any applicable
           --------------------
Addendum, the Regular Record Dates for the interest on the Notes so payable on any Interest Payment Date (as specified in Section 4.3 above) shall be the July 1 and January 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

     5.  Place of Payment.  Principal of, and premium, if any, on, and interest
         ----------------
payable upon maturity or earlier redemption of, the Notes shall be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, New York (the "Paying Agent"). Interest on the Notes, other than interest payable at maturity or earlier redemption, shall be payable by check mailed to the registered address of the holder of record on the Regular Record Date for such interest payment. Unless otherwise designated by the Company in a written notice to the Trustee, the office or agency in the Borough of Manhattan for the above purpose shall be the Corporate Trust Office of the Trustee. Notwithstanding the foregoing, (a) interest on any Note held in the name of a nominee of the Depositary (as defined in Section 13.2 below) shall be payable by wire transfer of immediately available funds and (b) interest on any Certificated Note (as defined in Section 13.2 below) held by a holder of $10,000,000 or more in aggregate principal amount of Certificated Notes having the same Interest Payment Dates shall be entitled to receive payments of interest by wire transfer of immediately available funds upon written request to the Paying Agent not later than 15 calendar days prior to the applicable Interest Payment Date.

     6.  Redemption.  The Notes may be subject to redemption prior to Maturity
         ----------
at the option of the Company, as a whole at any time or in part from time to time, otherwise than through operation of a sinking fund, at such Redemption Prices (expressed as percentages of the principal amount) prevailing during such periods of time as shall be specified in any applicable Addendum, in each case together with accrued interest to the Redemption Date.

     7.  Sinking Fund.  The Notes may be entitled to the benefit of a sinking
         ------------
fund requiring payments by the Company to the Trustee at such times, in amounts sufficient to

                                     2.

redeem such principal amount of the Notes at such sinking fund redemption price, with such right of the Company to increase such payments or to deliver Notes or to apply Notes previously delivered in satisfaction of such sinking fund requirements, and with such credit to the Company for previously increased sinking fund payments, in each case as shall be specified in any applicable Addendum.

     8.  Denominations.  Unless otherwise specified in any applicable Addendum,
         -------------
the Notes shall be issuable in denominations of $100,000 or any amount in excess thereof which is an integral multiple of $1,000.

     9.  Convertibility.  The Notes shall not be convertible into shares of
         --------------
capital stock or other securities of the Company.

     10.  Repayment.  Except as provided in Sections 7 and 11 hereof, the
          ---------
Company shall have no obligation to repay the Notes (at the option of Holders or otherwise) prior to the Maturity of the Notes (as specified in Section 3 above).

     11.  Acceleration.  The entire principal amount of the Notes (and not a
          ------------
portion thereof) shall be payable upon declaration of acceleration of the Maturity of any Note pursuant to Section 502 of the Indenture.

     12.  Section 403 of Indenture.  Section 403 of the Indenture shall apply to
          ------------------------
the Notes.

     13.1.  Additional Covenants.  No additional covenants shall be applicable
            --------------------
in respect of the Notes.

     13.2.  Notes Issuable as Global Securities.  Each Note will be represented
            -----------------------------------
(i) either by a "Global Note" registered in the name of a nominee of, and deposited with, The Depository Trust Company, New York, New York, as Depositary (the "Depositary"), and representing "Book-Entry Notes", (ii) or by a certificate issued in definitive or temporary form (a "Certificated Note"), in each case as specified in the applicable Addendum. Certificated Notes will not be exchangeable for Book-Entry Notes and, except under the circumstances described below, Book-Entry Notes will not be exchangeable for Certificated Notes and will not otherwise be issuable as Certificated Notes.

     So long as the Depositary's nominee is the registered owner of a Global Note, such nominee will be considered to be the sole owner or Holder of the Notes represented by such Global Note for all purposes of the Indenture. Except as set forth below, owners of beneficial interests in a Global Note will not be entitled to have the Notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of such Notes in definitive form, and will not be considered to be the owners or Holders thereof under the Indenture.

                                     3.

     If the Depositary is at any time unwilling or unable to continue to act as Depositary, and a successor depositary is not appointed by the Company within 90 days, the Company will issue Certificated Notes in definitive form in exchange for the Global Note or Notes previously deposited with the Depositary. In addition, the Company may at any time in its sole discretion determine not to have the Notes represented by one or more Global Notes and, in such event, will issue Certificated Notes in definitive form in exchange for such Global Note or Notes.

     13.3.  Other Provisions.  The Notes shall have no other terms than as set
            ----------------
forth in this Board Resolution (including any Addenda) and the Indenture or as may be set forth in any indenture or indentures supplemental to the Indenture.

     13.4.  Indemnification.  The Company agrees to indemnify the Trustee for,
            ---------------
and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on part, arising out of or in connection with the acceptance or administration of the duties set forth in those certain Administrative Procedures, which comprise a part of that certain Distribution Agreement, to be dated on or about June ___, 1994, between the Company and the Agents named therein (the "Administrative Procedures"), relating to the Notes, as though such Administrative Procedures were set forth in the Indenture.

     Capitalized terms used in this Board Resolution have the meanings set forth in the Indenture unless otherwise indicated or the context otherwise requires.

                             _____________________

     I, the undersigned, Secretary of the Company, DO HEREBY CERTIFY that the foregoing is a true and correct copy of a resolution duly adopted by the Ad Hoc Finance Committee, a duly authorized Committee appointed by the Board of Directors of the Company, at a meeting of said Committee duly called and held on June ___, 1994, at which a quorum was present and acting throughout, which resolution has not been revoked, modified, amended or rescinded and is in full force and effect on the date hereof.

     WITNESS my hand and the seal of the Company this _______ day of ____________________, ______.


                                         _____________________________________
                                                       Secretary


[CORPORATE SEAL]

                                     4.

                           EQUITABLE RESOURCES, INC.

                     ADDENDUM NO. _____ TO BOARD RESOLUTION

                   Establishing Certain Terms and Provisions
                   of an Issue of Medium-Term Notes, Series C
                        Pursuant to the Board Resolution
             Adopted by the Ad Hoc Finance Committee June ___, 1994
             ------------------------------------------------------

          RESOLVED, that, as contemplated by the Board Resolution adopted by the Ad Hoc Finance Committee June ___, 1994, there is hereby established for authentication and delivery by the Trustee an issue of the Medium-Term Notes, Series C of the Company having the following terms and provisions in addition to the terms and provisions established by the Indenture and the aforesaid Board
Resolution:

          1.  Principal Amount.  $[           ].
              ----------------

          2.  Maturity Date.  [              ].
              -------------

          3.1.  Interest Rate.  [     ]% per annum.
                -------------

          3.2.  Interest Payment Dates.  [              ] and [              ],
                ----------------------
commencing [                 ].

          [4.  Redemption.  The Notes of this issue shall not be subject to
               ----------
either mandatory or optional redemption prior to their stated maturity.]

          [4.  Redemption.  The Company may, at its option, redeem the Notes of
               ----------
this issue, [on or after [                     ]], as a whole at any time or in
part from time to time[, otherwise than through operation of the sinking fund,] at the Redemption Prices (expressed as percentages of the principal amount) set forth in the table below, in each case together with accrued interest to the Redemption Date:

[If Redeemed                               If Redeemed
During the                                 During the
Twelve-Month                               Twelve-Month
Period Beginning         Redemption        Period Beginning    Redemption
 [           ],            Price            [          ],        Price
- ----------------         ----------        ----------------    ----------
                                  %                                     %


                                     5.

          [For purposes of this Section 4[, and for purposes of Section 5 below,] all references in Article 11 of the Indenture to the Securities of any "series" shall be deemed to be references solely to the Notes of this issue.]

          [5.  Sinking Fund.  The Company shall pay to the Trustee, on or before
               ------------
[               ] in each of the years [      ] through [      ], inclusive, an
amount sufficient to redeem [not less than] $[                ] principal amount
of the Notes of this issue, as a [mandatory] sinking fund, at the sinking fund redemption price of 100% of the principal amount[, and the Company may, at its option, also pay to the Trustee on or before such date in each of such years an
amount sufficient to redeem not more than an additional $[            ]
principal amount of such Notes at such sinking fund redemption price. The right to make such additional optional sinking fund payment shall not be cumulative.] [The cash amount of any [mandatory] sinking fund payment shall be subject to reduction by delivery of any Notes of this issue at the principal amount thereof or by the application as a credit of any such Notes previously received as provided in Section 1202 of the Indenture.] Each cash sinking fund payment shall be applied to the redemption of Notes of this issue as provided in Section 1203 of the Indenture.]

          [6.  Notes Issuable as Global Securities.  The Notes of this issue
               -----------------------------------
shall be issuable only as Global Notes, except under the circumstances described in the Board Resolution.]

          [6.  Notes Issuable as Certificated Securities. The Notes of this
               -----------------------------------------
issue shall be issuable only as Certificated Notes.]

          7.  Price to the Public (Issue Price). _____________________________
              ---------------------------------

          Capitalized terms used in this Addendum to Board Resolution have the meanings set forth in the Board Resolution unless otherwise indicated or the context otherwise requires.

                             _____________________

          In response to certain provisions of the Orders of the Pennsylvania Public Utility Commission and the Kentucky Public Service Commission, it is noted that the interest rate set forth above represents a premium of ___________ basis points over the corresponding Treasury rate.

          WITNESS the due execution hereof this _____ day of ____________________, _____.


                                          _____________________________________
                                          [President, Executive Vice President
                                          or Vice President and Treasurer]

                                     6.

                           EQUITABLE RESOURCES, INC.

                           Medium-Term Note, Series C

                      [     ]% Issue Due [              ]

No._____                                                 CUSIP No. ____________
$[            ]

          [To be included in Book-Entry Notes: Unless this Note is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.]

          EQUITABLE RESOURCES, INC., a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the
"Company"), for value received, hereby promises to pay to [                  ],
or registered assigns, the principal sum of [              ] DOLLARS on
[           ], and to pay interest thereon from [                  ] or from
the most recent Interest Payment Date to which interest has been paid or duly
provided for, semiannually on [           ] and [          ] in each year,
commencing [               ], at the rate of [ ]% per annum, until the
principal hereof is paid or made available for payment and (to the extent that the payment of such interest shall be legally enforceable) at the same rate per annum on any overdue principal and premium and on any overdue instalment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture hereinafter referred to, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the
Regular Record Date for such interest, which shall be the [            ]
or [            ] (whether or not a Business Day), as the case may be,
next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted
Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                                     7.

          Payment of the principal of (and premium, if any, on), and interest payable upon maturity or earlier redemption of, this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, and payment of interest, other than interest payable at maturity or earlier redemption, will be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, provided, however, that if the Holder hereof is any nominee of Depository Trust Company, as Depositary (or any successor Depositary), interest hereon shall be payable by wire transfer of immediately available funds, and if the Holder hereof is the Holder of $10,000,000 or more in aggregate principal amount of Notes of this series having the same Interest Payment Date as this Note, interest hereon shall be payable by wire transfer of immediately available funds upon written request to the Paying Agent not later than 15 calendar days prior to the applicable Interest Payment Date.

          This Note is one of a duly authorized issue of a series of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of April 1, 1983, as amended by a 1991 Supplemental Indenture dated as of March 15, 1991, (herein called the "Indenture," which term includes the terms and provisions of particular series of Securities established pursuant to any Board Resolutions or other indentures supplemental to the Indenture), between the Company and Bankers Trust Company, as successor Trustee (herein called the "Trustee," which term includes any subsequent successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the issue specified above of a series of the Securities designated as the Medium-Term Notes, Series C limited in aggregate principal amount to $100,000,000.

          The Medium-Term Notes, Series C will be issued initially as either Book-Entry Notes or Certificated Notes. Except as otherwise provided in the Indenture, Book-Entry Notes will not be issuable as Certificated Notes.

          [The Notes of this issue are not subject to redemption prior to their stated maturity.]

          [The Notes of this issue are subject to redemption upon not less than
30 days' notice by mail, [(1) on [             ] in any year commencing with the
year [         ] and ending with the year [         ] through operation of the
sinking fund for this issue at a Redemption Price equal to 100% of the principal
amount, and (2)] at any time [on or after [                 ]], as a

                                     8.

whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount):

[If Redeemed                             If Redeemed
During the Twelve-                       During the Twelve-
Month Period                             Month Period
Beginning               Redemption       Beginning               Redemption
 [           ],            Price          [            ],           Price
- -------------------     ----------       ------------------      ----------




[, together in the case of any such redemption [(whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date[, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

          [The sinking fund for this issue provides for the redemption on or
before [         ] in each year beginning with the year [       ] and ending
with the year [       ] of [not less than] $[                ] [("mandatory
sinking fund") and not more than $[               ] aggregate principal amount]
of Notes of this issue. [Notes of this issue acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made.]

          [In the event of redemption of this Note in part only, a new Note or Notes of this issue for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

          If an Event of Default with respect to the Medium-Term Notes, Series C shall occur and be continuing, the principal of the Medium-Term Notes, Series C may be declared due and payable in the manner and with the effect provided in the Indenture.

          With certain exceptions as therein provided, the Indenture provides that, with the consent of the Holders of 66-2/3% in principal amount of the Outstanding Securities of all series affected thereby, taken in the aggregate without regard to separate series of Outstanding Securities, the Company and the Trustee may enter into indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture with respect to Securities of such series affected or of modifying in any manner the rights of the Holders of Securities of such series affected. The Indenture also contains provisions, with certain exceptions as therein provided, permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding,

                                     9.

on behalf of the Holders of all Securities of such series, to waive, insofar as such series is concerned, compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest (if any) on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for the purpose of payment of the principal of (and premium, if any) and interest (if any) on this Note in the Borough of Manhattan, the City of New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this issue, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          Except as otherwise provided in the Indenture, the Medium-Term Notes, Series C are issuable only in registered form without coupons in denominations of $100,000 and any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture, and subject to certain limitations therein set forth, Notes of this issue are exchangeable for a like aggregate principal amount of Notes of this issue of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

          All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                     10.

          Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed in its corporate name by its President or one of its Vice Presidents and has caused its corporate seal to be affixed hereunto or imprinted hereon and attested by the facsimile signature of its Secretary or one of its Assistant Secretaries.

                                        EQUITABLE RESOURCES, INC.


                                        By___________________________________
                                                      President

[Corporate Seal]

Attest:


_________________________________
          Secretary

                                     11.

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                           BANKERS TRUST COMPANY,
                                            as Successor Trustee

Dated:____________________                 By___________________________________
                                                            Authorized Signatory



                                   ASSIGNMENT

          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[PLEASE INSERT SOCIAL SECURITY OR OTHER
 IDENTIFYING NUMBER OF ASSIGNEE]

________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
[PLEASE PRINT OR TYPE NAME AND ADDRESS,
                      INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such Note on the books of the Company, with full power of substitution in the premises.

Dated:____________________

NOTICE: The signature of this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                                     12.